Exhibit 99.1

Contact:	Michael Gallant 508-293-6357 gallant_michael@emc.com

EMC REPORTS SECOND QUARTER RESULTS

Revenue Up 7% Year Over Year, Earnings Per Share Exceeded Target

HOPKINTON, Mass. – July 16, 2003 – EMC Corporation (NYSE:EMC) today reported financial results for the second quarter of 2003, reflecting strong customer adoption of EMC’s information storage solutions in a challenging IT spending environment.

Total consolidated revenue for the second quarter was $1.48 billion, 7% higher than the $1.39 billion reported for the second quarter of 2002. Net income for the second quarter was $82 million or $.04 per diluted share, compared with net income of $1 million or $.00 per diluted share for the second quarter of 2002.

Joe Tucci, EMC’s President and CEO, said, “The two words that best describe EMC’s second-quarter performance are solid and balanced. Our automated networked storage strategy and strong execution are producing good results across all major segments of our business. We are experiencing the benefits of a completely refreshed product portfolio, broadened services offerings and an expanded distribution network. All signs point to additional EMC market share gains during the second quarter and we expect that to continue through the remainder of 2003.”

EMC’s second-quarter results were marked by sequential growth across all major segments of the business. Total information storage systems revenue, including EMC’s new Symmetrix DMX, CLARiiON CX and Centera networked information storage systems, grew 7% sequentially compared with the first quarter of 2003. Revenue from the new, highly acclaimed Symmetrix DMX series of high-end networked storage systems accelerated sharply and accounted for approximately 80% of total Symmetrix systems sales in the second quarter. Revenue from EMC’s industry-leading CLARiiON CX series again grew sequentially. Enthusiastic customer adoption of serial ATA technology, available on both CLARiiON and Centera systems, resulted in nearly 4.5 petabytes of ATA-based EMC storage shipped during the second quarter.

Total information storage software revenue grew 8% sequentially compared with the first quarter of 2003. Revenue from EMC’s open multi-platform software, which includes products developed under the AutoIS open software strategy, grew 11% sequentially compared with the first quarter of 2003, driven by demand for the EMC ControlCenter family of storage management software. Total information storage services revenue grew 7% sequentially, led by an increase in software maintenance and support and continued demand for EMC’s storage-focused professional services.

Bill Teuber, EMC’s Executive Vice President and Chief Financial Officer, said, “Our newly introduced products, broadened distribution channels, storage services offerings, and a much leaner cost structure have all contributed to a significant improvement in our profitability over the last 12 months. With cash and investments growing by $385 million during the quarter, reaching approximately $6.1 billion and virtually no debt, we have significant resources for the future.”

In addition to broad customer acceptance of EMC’s recently introduced products, highlights of the second quarter included a groundbreaking new version of EMC’s popular PowerPath software, including the addition of integrated volume management, multi-vendor array support, and application availability features such as non-disruptive upgrades; the introduction of EMC Centera Compliance Edition, a specialized content addressed storage solution specifically designed to meet and exceed today’s strictest records retention regulations; additions to the EMC ControlCenter family of storage management software including new online access and subscription-based software, SAN Architect and AutoAdvice; the announcement of the EMC NetWin 200, the first in a new family of Windows® Storage Server products; new and/or enhanced alliances with Cisco, Dell, Fujitsu Siemens, Microsoft, and MTI; a new multi-tiered channel partner program to strengthen EMC’s ties with the world’s leading storage resellers; and the acquisition of Astrum Software Corporation, a privately held supplier of storage resource management (SRM) software for multi-platform, mid-tier storage environments.

Also during the quarter, EMC Automated Networked Storage continued to be recognized for innovation and market leadership. The new CLARiiON CX series of networked storage systems received the MVP (Most Valuable Product) award at the 2003 Storage World Conference. New Gartner findings also confirmed that EMC was the world’s #1 storage systems and storage management software provider in 2002.*

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Except for the planned acquisition of LEGATO Systems, Inc., these statements do not include the potential impact of any mergers, acquisitions, divestitures or business combinations that may be completed after the date hereof. These statements supersede the Business Outlook set forth in EMC’s news release dated April 16, 2003, reporting financial results for the first quarter of 2003.

•	Revenue in the third quarter of 2003 is expected to be between $1.45 billion and $1.50 billion.
•	EMC expects gross and operating margins for the third quarter of 2003 to be relatively similar to those of the second quarter of 2003.
•	Earnings per share for the third quarter of 2003 are expected to be $.04 per diluted share.
•	EMC expects to report net income for each remaining quarter in 2003.
•	EMC expects the acquisition of LEGATO to be slightly accretive to 2004 diluted earnings per share.

About EMC

EMC Corporation is the world leader in information storage systems, software, networks and services, providing automated networked storage solutions that enable organizations of all sizes to better and more cost-effectively manage, protect and share their information. More information about EMC’s products and services can be found at www.EMC.com.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with strategic investments and acquisitions, including the challenges and costs of closing, integration, restructuring and achieving anticipated synergies associated with the announced plan to acquire LEGATO Systems, Inc.; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) the transition to new products, the uncertainty of customer acceptance of new product offerings, and rapid technological and market change; (v) insufficient, excess or obsolete inventory; (vi) competitive factors, including but not limited to pricing pressures; (vii) component quality and availability; (viii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

*	Gartner Dataquest “External Controller-Based Disk Storage Worldwide Market Share, 2002”, R. Cox, June 2003; Gartner Dataquest “2002 Storage Management Software Market Share”, C. DiCenzo. April 2003.

EMC CORPORATION

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002
Revenues:
Net sales	$1,125,063	$1,099,671	$2,176,041	$2,124,294
Services	354,237	287,867	687,410	565,222

	1,479,300	1,387,538	2,863,451	2,689,516
Cost and expenses:
Cost of sales	660,735	653,263	1,274,079	1,287,862
Cost of services	174,483	177,874	347,469	344,208
Research and development	176,788	202,027	357,202	402,978
Selling, general and administrative	393,262	420,779	777,813	875,447
Restructuring and other special charges	3,566	—	24,089	—

Operating income (loss)	70,466	(66,405)	82,799	(220,979)
Investment income	51,186	57,823	104,323	113,348
Interest expense	(1,175)	(2,720)	(2,039)	(5,581)
Other expense, net	(274)	(5,650)	(5,984)	(13,540)

Income (loss) before taxes	120,203	(16,952)	179,099	(126,752)
Income tax provision (benefit)	38,464	(17,760)	62,177	(50,701)

Net income (loss)	$81,739	$808	$116,922	$(76,051)

Net income (loss) per weighted average share, basic	$0.04	$0.00	$0.05	$(0.03)

Net income (loss) per weighted average share, diluted	$0.04	$0.00	$0.05	$(0.03)

Weighted average shares, basic	2,187,267	2,208,383	2,187,134	2,214,997
Weighted average shares, diluted	2,210,614	2,215,903	2,205,629	2,214,997

As a % of total revenue:
Gross margin	43.5%	40.1%	43.4%	39.3%
Selling, general and administrative	26.6%	30.3%	27.2%	32.6%
Research and development	12.0%	14.6%	12.5%	15.0%
Operating income (loss)	4.8%	-4.8%	2.9%	-8.2%
Net income (loss)	5.5%	0.1%	4.1%	-2.8%

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	June 30,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$1,904,558	$1,686,598
Short-term investments	969,477	864,743
Accounts and notes receivable, less allowance for doubtful accounts of $47,211 and $50,551	734,255	881,325
Inventories	523,148	437,805
Deferred income taxes	237,026	250,197
Other current assets	128,799	96,580

Total current assets	4,497,263	4,217,248
Long-term investments	3,187,505	3,134,290
Property, plant and equipment, net	1,577,440	1,624,396
Intangible and other assets, net	382,335	365,557
Goodwill, net	216,694	205,030
Deferred income taxes	67,316	43,926

Total assets	$9,928,553	$9,590,447

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and current portion of long-term obligations	$12,736	$27,507
Accounts payable	376,880	429,732
Accrued expenses	878,096	948,357
Income taxes payable	438,393	187,695
Deferred revenue	499,157	448,359

Total current liabilities	2,205,262	2,041,650
Deferred revenue	277,694	156,412
Other liabilities	62,434	166,383

Commitments and contingencies
Stockholders' equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,244,502 and 2,235,930 shares	22,445	22,359
Additional paid-in capital	3,622,568	3,580,025
Deferred compensation	(6,693)	(10,762)
Retained earnings	4,186,971	4,070,049
Accumulated other comprehensive loss, net	(59,217)	(53,488)
Treasury stock, at cost; 50,655 and 50,555 shares	(382,911)	(382,181)

Total stockholders' equity	7,383,163	7,226,002

Total liabilities and stockholders' equity	$9,928,553	$9,590,447

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	For the Six Months Ended
	June 30, 2003	June 30, 2002
Cash flows from operating activities:

Net income (loss)	$116,922	$(76,051)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	265,670	334,782
Non-cash restructuring, inventory and other special charges (reversals)	5,732	(52,840)
Amortization of deferred compensation	4,939	7,552
Provision for doubtful accounts	10,416	26,822
Deferred income taxes, net	41,943	40,286
Other	(2,240)	36,138
Changes in assets and liabilities:
Accounts and notes receivable	153,492	300,956
Inventories	(65,916)	188,791
Other assets	(63,392)	36,910
Accounts payable	(56,049)	1,901
Accrued expenses	(72,093)	(132,376)
Income taxes payable	198,397	4,639
Deferred revenue	173,488	107,678
Other liabilities	(99,889)	(9,594)

Net cash provided by operating activities	611,420	815,594

Cash flows from investing activities:
Additions to property, plant and equipment	(180,552)	(218,836)
Capitalized software development costs	(57,250)	(64,261)
Purchases of short and long-term available for sale securities	(2,529,704)	(5,324,084)
Sales of short and long-term available for sale securities	2,245,272	4,345,908
Maturities of short and long-term available for sale securities	111,289	121,646
Other	(7,626)	—

Net cash used in investing activities	(418,571)	(1,139,627)

Cash flows from financing activities:
Issuance of common stock	41,760	43,030
Purchase of treasury stock	(730)	(200,009)
Payment of long-term and short-term obligations	(24,412)	(8,895)
Proceeds from long-term and short-term obligations	4,609	—

Net cash provided by (used in) financing activities	21,227	(165,874)

Effect of exchange rate changes on cash	3,884	(6,758)

Net increase (decrease) in cash and cash equivalents	217,960	(496,665)
Cash and cash equivalents at beginning of period	1,686,598	2,129,019

Cash and cash equivalents at end of period	$1,904,558	$1,632,354

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q2 2002	Q3 2002	Q4 2002	YTD 2002	Q1 2003	Q2 2003	YTD 2003
Storage Revenue
Information Storage Systems	$779,109	$662,417	$802,196	$2,985,300	$752,387	$803,814	$1,556,201
Information Storage Software	320,568	283,591	346,611	1,233,093	298,591	321,249	619,840
Information Storage Services	251,148	279,217	309,472	1,078,367	306,025	328,370	634,395
Total Information Storage Revenues	1,350,825	1,225,225	1,458,279	5,296,760	1,357,003	1,453,433	2,810,436
Other Businesses	36,713	34,213	31,119	141,592	27,148	25,867	53,015

Total Consolidated Revenues	$1,387,538	$1,259,438	$1,489,398	$5,438,352	$1,384,151	$1,479,300	$2,863,451

Percentage impact to revenue from changes in exchange rates from the prior year					2.5%	3.1%

Supplemental Revenue Data
Symmetrix Hardware and Software Revenue (a)					$574,944	$618,297	$1,193,241
CLARiiON Hardware and Software Revenue (a)					217,896	228,324	446,220
Connectivity Revenue (b)					130,290	136,578	266,868
EMC-only Platform Software Revenue (c)					199,791	211,461	411,252
Multi-Platform Software Revenue (d)					98,800	109,788	208,588

(a) Includes hardware, hardware upgrades and platform software.

(b) Includes Connectrix fibre channel switch/director revenues and Celerra file server revenue, exclusive of disk revenue.

(c) Includes software products that only work with EMC arrays.

(d) Includes software products that are designed to manage heterogenous environments including EMC and non-EMC arrays.

EMC CORPORATION

Supplemental Schedule of Earnings Adjusted to Expense Stock Options

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002
Net income (loss)	$81,739	$808	$116,922	$(76,051)
Stock option expense	(93,608)	(92,051)	(187,241)	(191,541)

Adjusted net loss	$(11,869)	$(91,243)	$(70,319)	$(267,592)

Net income (loss) per weighted average share, basic—as reported	$0.04	$0.00	$0.05	$(0.03)

Net income (loss) per weighted average share, diluted—as reported	$0.04	$0.00	$0.05	$(0.03)

Adjusted net loss per weighted average share, basic	$(0.01)	$(0.04)	$(0.03)	$(0.12)

Adjusted net loss per weighted average share, diluted	$(0.01)	$(0.04)	$(0.03)	$(0.12)